EXHIBIT 99.1

For further information contact
Rodger W. Smith, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Reports 25% Increase in Net Income

Natchez, MS (May 7, 2008)—Callon Petroleum Company (NYSE: CPE) today reported results of operations for the quarter ended March 31, 2008.

 First Quarter 2008 Net Income.  For the quarter ended March 31, 2008, the company reported net income of $7.6 million, or $0.35 per share, a 25% increase over net income of $5.8 million, or $0.27 per share, for the same period in 2007.

           First Quarter 2008 Operating Results.  First quarter 2008 oil and gas sales totaled $45.0 million from production of 42.1 million cubic feet of natural gas equivalent per day (MMcfe/d).  This corresponds to sales of $45.5 million from production of 60.3 MMcfe/d during the same period in 2007.  The average price received per thousand cubic feet of natural gas in the first quarter of 2008 increased to $9.50, compared to $7.97 during the first quarter of 2007, while the average price received per barrel of oil in the first quarter of 2008 increased to $86.66, compared to $55.53 during the same period in 2007.  All average realized price amounts are after the impact of hedging.

First Quarter 2008 Discretionary Cash Flow. Discretionary cash flow for the quarter ended March 31, 2008 totaled $29.0 million compared to $33.5 million during the previous year.  Net cash flow provided by operating activities, as defined by GAAP, totaled $35.1 million and $32.9 million during the quarters ended March 31, 2008 and 2007, respectively. (See “Non-GAAP Financial Measure” that follows and the accompanying reconciliation of discretionary cash flow to net cash flow provided by operating activities.)

Non-GAAP Financial Measure - This news release refers to a non-GAAP financial measure as “discretionary cash flow.” Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt.  The company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income as defined by GAAP.

Production and Price Information:	Three Months Ended
	March 31,
	2008	2007
Production:
Oil (MBbls)	290	288
Gas (MMcf)	2,090	3,702
Gas equivalent (MMcfe)	3,828	5,427
Average daily (MMcfe)	42.1	60.3

Average prices:
Oil ($/Bbl) (a)	$86.66	$55.53
Gas ($/Mcf)	$9.50	$7.97
Gas equivalent ($/Mcfe)	$11.75	$8.38

Additional per Mcfe data:
Sales price	$11.75	$8.38
Lease operating expenses	1.35	1.22
Operating margin	$10.40	$7.16

Depletion	$3.93	$4.03
General and administrative (net of management fees)	$0.69	$0.41

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price per barrel of oil:

Average NYMEX oil price	$97.90	$58.27
Basis differentials and quality adjustments	(3.65)	(5.11)
Transportation	(1.25)	(1.14)
Hedging	(6.34)	3.51
Averaged realized oil price	$86.66	$55.53

Reconciliation of Non-GAAP Financial Measure: (In thousands)	Three Months Ended
	March 31,
	2008	2007
Discretionary cash flow	$29,043	$33,506
Net working capital changes and other changes	6,088	(637)
Net cash flow provided by operating activities	$35,131	$32,869

Callon Petroleum Company
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$42,312	$53,250
Accounts receivable	22,899	22,073
Restricted investments	141	100
Other current assets	1,890	6,592
Total current assets	67,242	82,015

Oil and gas properties, full-cost accounting method:
Evaluated properties	1,391,964	1,349,904
Less accumulated depreciation, depletion and amortization	(753,403)	(738,374)
	638,561	611,530

Unevaluated properties excluded from amortization	61,347	70,176
Total oil and gas properties	699,908	681,706

Other property and equipment, net	2,137	1,986
Restricted investments	4,525	4,525
Investment in Medusa Spar LLC	12,740	12,673
Other assets, net	7,473	9,577
Total assets	$794,025	$792,482
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$25,096	$37,698
Asset retirement obligations	9,470	9,810
Fair market value of derivatives	8,613	5,205
Total current liabilities	43,179	52,713

Long-term debt	392,589	392,012
Asset retirement obligations	27,849	27,027
Deferred tax liability	35,094	32,190
Other long-term liabilities	2,018	1,465
Total liabilities	500,729	505,407
Stockholders' equity:
Preferred Stock, $.01 par value, 2,500,000 shares authorized;	--	--
Common Stock, $.01 par value, 30,000,000 shares authorized; 20,941,779 and 20,891,145 shares outstanding at March 31, 2008 and December 31, 2007, respectively	209	209
Capital in excess of par value	224,140	223,336
Other comprehensive income	(5,598)	(3,383)
Retained earnings	74,545	66,913
Total stockholders' equity	293,296	287,075
Total liabilities and stockholders' equity	$794,025	$792,482

Callon Petroleum Company
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
Operating revenues:
Oil sales	$25,096	$15,968
Gas sales	19,864	29,516
Total operating revenues	44,960	45,484

Operating expenses:
Lease operating expenses	5,178	6,599
Depreciation, depletion and amortization	15,029	21,847
General and administrative	2,652	2,221
Accretion expense	1,032	1,112
Total operating expenses	23,891	31,779

Income from operations	21,069	13,705

Other (income) expenses:
Interest expense	9,940	4,585
Other income	(472)	(325)
Total other (income) expenses	9,468	4,260

Income before income taxes	11,601	9,445
Income tax expense	4,082	3,803

Income before equity in earnings of Medusa Spar LLC	7,519	5,642
Equity in earnings of Medusa Spar LLC, net of tax	113	161

Net income	$7,632	$5,803

Net income per share:
Basic	$0.37	$0.28
Diluted	$0.35	$0.27

Shares used in computing net income per share:
Basic	20,871	20,722
Diluted	21,644	21,193

Callon Petroleum Company
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Cash flows from operating activities:
Net income	$7,632	$5,803
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	15,213	22,039
Accretion expense	1,032	1,112
Amortization of deferred financing costs	873	569
Equity in earnings of Medusa Spar LLC	(113)	(161)
Deferred income tax expense	4,082	3,803
Non-cash charge related to compensation plans	371	341
Excess tax benefits from share-based payment arrangements	(47)	--
Changes in current assets and liabilities:
Accounts receivable	(648)	3,407
Other current assets	4,702	917
Current liabilities	(252)	(5,554)
Change in gas balancing receivable	923	12
Change in gas balancing payable	557	122
Change in other long-term liabilities	(4)	(3)
Change in other assets, net	810	462
Cash provided by operating activities	35,131	32,869

Cash flows from investing activities:
Capital expenditures	(46,208)	(24,332)
Entrada acquisition	--	(7,500)
Distribution from Medusa Spar LLC	108	186
Cash used by investing activities	(46,100)	(31,646)

Cash flows from financing activities:
Increases in debt	--	11,000
Payments on debt	--	(11,000)
Equity issued related to employee stock plans	(16)	--
Excess tax benefits from share-based payment arrangements	47	--
Capital leases	--	(55)
Cash provided (used) by financing activities	31	(55)

Net decrease in cash and cash equivalents	(10,938)	1,168
Cash and cash equivalents:
Balance, beginning of period	53,250	1,896
Balance, end of period	$42,312	$3,064

Callon Petroleum Company is engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region. The majority of Callon’s properties and operations are concentrated in the offshore waters of the Gulf of Mexico.

This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review.  It can be accessed from the “News Releases” link on the left side of the homepage.

It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.